EXHIBIT 4.84
                                                                    ------------

                                 AMENDMENT NO. 6
                           TO SERIES 2000-1 SUPPLEMENT
                          Dated as of December 12, 2002

          This AMENDMENT NO. 6 TO SERIES 2000-1 SUPPLEMENT, dated as of December 12, 2002 (this "Amendment") is between RENTAL CAR FINANCE CORP., an Oklahoma corporation ("RCFC"), and DEUTSCHE BANK TRUST COMPANY AMERICAS formerly known as Bankers Trust Company, a New York banking corporation (the "Trustee").

                                    RECITALS:

          A. RCFC and the Trustee entered into that certain Series 2000-1 Supplement, dated as of December 15, 2000, as amended by that certain Amendment No. 1 to Series 2000-1 Supplement, dated as of April 20, 2001, by that certain Amendment No. 2 to Series 2000-1 Supplement, dated as of January 31, 2002, by that certain Amendment No. 3 to Series 2000-1 Supplement, dated as of April 16, 2002, by that certain Amendment No. 4 to Series 2000-1 Supplement, dated as of August 12, 2002 and by that certain Amendment No. 5 to Series 2000-1 Supplement, dated as of August 15, 2002 (the "Supplement").

          B. RCFC and the Trustee wish to amend the Supplement as provided herein.

          NOW, THEREFORE, the parties hereto agree as follows:

          1. Defined Terms. Capitalized terms used in this Amendment not herein defined shall have the meaning contained in the Supplement.

          2. Amendments. Upon the terms and subject to the conditions set forth in this Amendment, the parties hereto hereby agree as follows:

          a. All references to "Dollar Rent A Car Systems, Inc." in the Supplement shall be deemed to be "DTG Operations, Inc.".

          b.   Effective  January 1,  2003,  all   references  to  "Thrifty"  or
"Thrifty Rent-A-Car System, Inc." in its capacity as a Lessee or a Servicer shall be deemed to be deleted in their entirety.

          c. The definitions "Administrative Agent", "Committed Purchaser", "Conduit Purchasers", "Dollar", "Eligible Franchisee", "Franchise", "Managing Agents", "Ownership Group" and "Series 2000-1 Program Enhancement Percentage" in paragraph (b) of Article 2 of the Supplement are hereby amended in their entirety to read as follows:

                    "Administrative  Agent" means The Bank of Nova  Scotia,  and its successors and assigns.

                    "Committed  Purchaser"  means,  collectively,  ABN, Deutsche
               Bank, Dresdner and BNS, as each term is defined in the definition of "Ownership Group," and any of heir successors and permitted assigns, and such other purchasers as shall become parties to the Series 2000-1 Note Purchase Agreement as Committed Purchasers.

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                    "Conduit  Purchasers"  means,  collectively,  Liberty Street
               Funding Corp., Beethoven Funding Corporation, Amsterdam Funding Corporation, and any of their successors and permitted assigns, and such other purchasers as shall become parties to the Series 2000-1 Note Purchase Agreement as Conduit Purchasers

                    "Dollar"   means   DTG   Operations,   Inc.,   an   Oklahoma
               corporation.

                    "Eligible  Franchisee"  means a  Franchisee  (all  of  whose rental offices are located in the United States) which meets the normal credit and other approval criteria for Franchisees of New Dollar, Thrifty or any Affiliate of DTAG, as applicable, and which may be an Affiliate of a Lessee.

                    "Franchisee"  means a franchisee  of New Dollar,  Thrifty or any Affiliate of DTAG.

                    "Managing  Agents" means,  collectively,  BNS,  Dresdner and
               ABN, as each such term is defined in the definition of "Ownership Group," and any of their successors and permitted assigns, and such other Persons as shall become parties to the Series 2000-1 Note Purchase Agreement as Managing Agents.

                    "Ownership Group" means each of the following groups of Note
               Purchasers:

                    (i) The Bank of Nova Scotia ("BNS"), Deutsche Bank, AG, acting through its New York Branch ("Deutsche Bank"), Liberty Street Funding Corp., and any other Conduit Purchaser administered by BNS or any of BNS's Affiliates (the "BNS Ownership Group").

                    (ii) Dresdner Bank AG ("Dresdner"), Beethoven Funding Corporation, and any other Conduit Purchaser administered by Dresdner or any of Dresdner's Affiliates (the "Dresdner Ownership Group").

                    (iii)  ABN  AMRO  Bank  N.V.   ("ABN"),   Amsterdam  Funding
               Corporation, and any other Conduit Purchaser administered by ABN or any of ABN's Affiliates (the "ABN Ownership Group").

                    (iv) Each Managing Agent and its related Conduit Purchasers and Committed Purchasers as shall become parties to the Series 2000-1 Note Purchase Agreement (each an "Additional Ownership Group").

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

                    By way of example and for  avoidance  of doubt,  each of the
               BNS Ownership Group, the Dresdner Ownership Group, the ABN Ownership Group and any Additional Ownership Group is a separate Ownership Group. An assignee of a Committed Purchaser shall belong, to the extent of such assignment, to the same Ownership Group as the assigning Committed Purchaser. A Committed Purchaser may belong to more than one Ownership Group at a time.

                    "Series 2000-1 Program  Enhancement  Percentage" means, with respect to any date of determination, 14.5%.

          d.   The  following  definition is  hereby added  in  paragraph (b) of
Article 2 of the Supplement in proper alphabetical sequence:

          "New Dollar" means Dollar Rent A Car, Inc., an Oklahoma corporation.

          e. Section 4A.1 of the Supplement is hereby amended by deleting the amount "$375,000,000" and substituting in replacement thereof the amount "$250,000,000".

          3. Effect of Amendment. Except as expressly set forth herein, this Amendment shall not by implication or otherwise limit, impair, constitute a waiver of, or otherwise affect the rights and remedies of any of the parties hereto under the Supplement, nor alter, modify amend or in any way affect any of the terms, conditions, obligations, covenants or agreements contained in the Supplement, all of which are hereby ratified and affirmed in all respects by each of the parties hereto and shall continue in full force and effect. This Amendment shall apply and be effective only with respect to the provisions of the Supplement specifically referred to herein, and any references in the Supplement to the provisions of the Supplement specifically referred to herein shall be to such provisions as amended by this Amendment.

          4. Applicable Provisions. Pursuant to Section 11.2 of the Base Indenture and Section 8.6(a) of the Supplement, the Trustee, RCFC, the Servicers, Noteholders representing more than 50% of the Aggregate Principal Balance of the Series 2000-1 Notes and the Series 2000-1 Letter of Credit Provider may enter into an amendment of the Supplement.

          5. Waiver of Notice. Each of the parties hereto waives any prior notice and any notice period that may be required by any other agreement or document in connection with the execution of this Amendment.

          6. Binding Effect. This Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

          7. Governing Law. THIS AMENDMENT SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK (WITHOUT GIVING EFFECT TO THE PROVISIONS THEREOF REGARDNG CONFLICTS OF LAWS), AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HERETO SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.


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

          8. Counterparts. This Amendment may be executed in any number of counterparts and by different parties herein in separate counterparts, each of which when executed and delivered shall be deemed to be an original and all of which taken together shall constitute but one and the same agreement.

                            [SIGNATURE PAGES FOLLOW]

          IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed by their respective officers thereunto duly authorized as of the day and year first above written.

                                             RENTAL CAR FINANCE CORP.


                                             By:________________________________
                                                Pamela S. Peck
                                                Vice President and Treasurer

                                             DEUTSCHE BANK TRUST COMPANY
                                                AMERICAS, formerly known as
                                                Bankers Trust Company, as
                                                Trustee


                                             By:________________________________
                                                Name:
                                                Title:


Acknowledged and Consented to by:

DOLLAR THRIFTY AUTOMOTIVE GROUP, INC., as Master Servicer


By:________________________________
   Pamela S. Peck
   Treasurer

DTG OPERATIONS, INC., formerly known as
   DOLLAR RENT A CAR SYSTEMS, INC., as Servicer


By:________________________________
   Michael H. McMahon
   Treasurer

THRIFTY RENT-A-CAR SYSTEM, INC., as Servicer


By:________________________________
   Pamela S. Peck
   Treasurer

CREDIT SUISSE FIRST BOSTON, NEW YORK BRANCH, as Enhancement Provider


By:________________________________
   Name:
   Title:


By:________________________________
   Name:
   Title:

ABN AMRO BANK N.V., in its capacity as Managing Agent and as a Series 2000-1 Noteholder


By:________________________________
   Name:
   Title:


By:________________________________
   Name:
   Title:

BANK ONE, NA, in its capacity as Managing Agent and as a Series 2000-1 Noteholder


By:________________________________
   Name:
   Title:

THE BANK OF NOVA SCOTIA, in its capacity as Managing Agent and as a Series 2000-1 Noteholder


By:________________________________
   Name:
   Title:

DRESDNER BANK AG, in its capacity as Managing Agent and as a Series 2000-1 Noteholder


By:________________________________
   Name:
   Title:


By:________________________________
   Name:
   Title:

ING CAPITAL MARKETS LLC, in its capacity as Managing Agent and as a Series 2000-1 Noteholder


By:________________________________
   Name:
   Title: